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                                                                 Exhibit 99


                       McDonnell Douglas Corporation
             Computation of Ratio of Earnings to Fixed Charges
                     Three Months Ended March 31, 1995
                           (Dollars in Millions)






     Earnings
       Earnings before income taxes                        $251
       Add:  Interest expense                                64
        Interest factor in rents                              8
                                                           ----
                                                           $323
                                                           ====



     Fixed Charges
       Interest expense                                    $ 64
       Interest factor in rents                               8
                                                           ----
                                                           $ 72
                                                           ====



     Ratio of earnings to fixed charges                    4.5X
                                                           ====